EXHIBIT 15

SETTLEMENT AGREEMENT

     THIS SETTLEMENT AGREEMENT (“Agreement”) is entered by and among XRG, INC., a Delaware corporation (“XRG”), EXPRESS FREIGHT SYSTEMS, INC., a Tennessee corporation (“EFS”), JOHN A. LIMERICK, SR., SHARON H. LIMERICK, JOHN A. LIMERICK, III, MARK J. LIMERICK, MATTHEW R. LIMERICK, DEBORAH S. POE, CHARISSE L. VARNELL, GREGORY L. POE and DOUGLAS F. VARNELL (the non-corporate parties, all of whom were either former shareholders of EFS or were employed by or otherwise interested in EFS being collectively referred to as the “Holders”), EXPRESS LEASING SYSTEMS, INC., a Tennessee corporation (“ELS”), and EXPRESS FREIGHT, INC., a Tennessee corporation (“EF”).

R E C I T A L S:

     WHEREAS, XRG ACQUISITION SUB-I, INC., a Tennessee corporation and a wholly owned subsidiary of XRG (“XRG Sub”), and EFS and certain Holders are parties to that certain Agreement and Plan of Merger, dated January 31, 2004, as amended by that certain Addendum to the Agreement and Plan of Merger, dated as of March 29, 2004, and that certain Second Addendum to the Agreement and Plan of Merger, dated as of April 21, 2004 (collectively, the “Merger Agreement”); and

     WHEREAS, the Merger Agreement provided for XRG Sub, a wholly-owned subsidiary of XRG, to merge into EFS with EFS being the surviving corporation and whereby EFS would become a wholly-owned subsidiary of XRG (the “Merger”); and

     WHEREAS, in partial consideration of such Merger, XRG paid $2,000,000 to the Holders, issued 7,500,000 shares of XRG common stock to the Holders (“Merger Stock”), and agreed to pay an additional $1,000,000 to EFS upon the terms and conditions set forth in the Merger Agreement; and

     WHEREAS, in connection with the Merger EFS entered into a Master Equipment Lease Agreement with ELS dated April 21, 2004 (“MELA”); and

     WHEREAS, in connection with the Merger JOHN A. LIMERICK, SR., MATTHEW LIMERICK, JOHN A. LIMERICK, III, MARK LIMERICK, GREGORY POE and DOUGLAS VARNELL entered into certain Employment Contracts with EFS dated on or about April 16, 2004 (collectively the “Employment Agreements”); and

     WHEREAS, in connection with the Merger Agreement XRG entered into a Corporate Guaranty dated April 21, 2004 guaranteeing the payment and obligations of EFS pursuant to the Employment Agreements, MELA and other obligations entered into in connection with the Merger Agreement (“XRG Corporate Guaranty”); and

     WHEREAS, in connection with the Merger Agreement XRG agreed to reserve a total of 3,750,000 shares of its common stock for issuance to the Holders as stock options pursuant to the XRG Equity Incentive Plan (“Reserved Options”); and

     WHEREAS, in connection with the Merger Agreement EFS assumed certain obligations in connection with a Lease of the EFS facilities with SHARON H. LIMERICK, as landlord (“Lease Assumption”); and

     WHEREAS, certain issues have developed among the parties concerning elements relating to the consummation of the Merger Agreement and the expectations, representations and obligations of the parties thereunder; and

     WHEREAS, XRG, EFS and EXPRESS FREIGHT, INC. (“EF”) are parties to that certain Terminal Agreement with an effective date of August 16, 2004 (the “Terminal Agreement”); and

     WHEREAS, the parties to this Settlement Agreement entered into a bullet points Addendum to the Merger Agreement at or near the time that they executed the Terminal Agreement, intending to be legally bound thereby and accordingly desire to enter into this Settlement Agreement to formalize the understandings and agreements set forth in the above-referenced bullet points Addendum to Merger Agreement; and

     WHEREAS, on or about August 16, 2004 the Holders and ELS filed a Complaint in the Circuit Court of Hamilton County, Tennessee, Docket No. 04C1324 against XRG and EFS, which Complaint was never served upon defendants which alleged breach of contract relating to XRG and EFS obligations pursuant to the terms of the Merger Agreement and the ancillary documents and agreements referred to above; and

     WHEREAS, the above-referenced Complaint was voluntarily dismissed without prejudice on October 27, 2004; and

     WHEREAS, as a result of these issues and other disputes regarding the Merger Agreement, it is equitable and appropriate to amend the Merger Agreement to terminate ab initio certain other agreements relating to and executed in connection with the Merger, and for the parties to the Merger Agreement to return to the other parties, as the case may be, certain consideration received in connection with the Merger, and to release each other, with prejudice, from all duties, rights, claims, demands or other causes of action, obligations and liabilities now and in the future with regard to the Merger

Agreement, and other related obligations and liabilities in connection with the Merger Agreement, including but not limited to the Employment Agreements, MELA, XRG Corporate Guaranty, EFS Lease Assumption and Reserved Options as described above or referred to below, subject to the terms and conditions of this Agreement; and

     WHEREAS, XRG, EFS and EFL desire to continue to be bound by the Terminal Agreement as the same may be modified below.

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties to this Agreement (collectively the “Parties”), intending to be legally bound, agree as follows:

     1. Recitations. The above recitations are true and correct and are incorporated in full herein.

     2. Termination of Prior Agreements. Subject to the terms and conditions set forth herein, the Parties agree to and hereby do rescind, void and terminate ab initio all agreements relating to or executed in connection with the Merger Agreement, including the above-referenced MELA, Employment Agreements, Lease Assumption, and XRG Corporate Guaranty but expressly excluding the Terminal Agreement and the Merger Agreement except as further discussed below. The above-referenced rescinded and voided agreements shall be and hereby are rescinded and voided ab initio and shall be of no further force and effect. Except as expressly set forth in this Agreement, the Parties shall have no further liabilities and obligations under or with respect to the above-referenced rescinded and voided agreements. Additionally, except as expressly set forth in this Agreement, the Parties hereby amend and modify the Merger Agreement to provide that no Party shall have any further liability or obligation under the Merger Agreement, and all covenants, agreements and provisions contained therein which impose any liability, duty or obligation from one Party to another are hereby terminated and rescinded and the same shall be of no further force or effect except as expressly provided in this Agreement. It is agreed however, that any entity which was formed, merged or extinguished in connection with the Merger or the Merger Agreement shall remain in the form contemplated by the Merger Agreement.

     3.

          (a) Continuing Effect of Terminal Agreement. Notwithstanding this Agreement, the Terminal Agreement (as modified herein) shall remain in full force and effect and shall continue to bind the parties thereof for the term of the Terminal Agreement unless the same is terminated earlier in accordance with the Terminal Agreement or as provided for below. The Parties agree to and hereby do amend and modify the Terminal Agreement to clarify that during the term of the Terminal Agreement, EFS shall be responsible (provided that the items are properly documented and bona fide obligations relating to EFS) to timely and sufficiently: (i) provide presently available funding for ComData (or its successor) on an as-needed when-requested basis, and in no event later than 24 hours after receiving a confirmed facsimile funding request from EF, (ii) make payments (in presently available funds) to EF drivers, (iii) make settlement payments of commissions on EF invoices in presently available funds by wire transfer on or before noon on Tuesday of each week for the previous week’s business in accordance with the commission schedule in the Terminal Agreement, (iv) promptly pay, within 30 days from the applicable invoice date, all broker payments generated in connection with EF’s performance under the Terminal Agreement (as amended herein), (v) pay when due all requisite liability and cargo insurance premiums in accordance with customary and historical coverage amounts and to keep and maintain such coverages in full in force and effect at all times during the term of the Terminal Agreement, (vi) advance all expenses necessary for EF drivers’ regulatory compliance (subject to drivers’ agreements to refund such expenses through settlement period deductions), and (vii) advance funding of license/tag fees or purchases (subject to drivers’ agreements to refund such expenses through equal settlement payment deductions over a twelve week period). In the event a Party fails to perform any of the foregoing obligations, the same shall constitute a breach hereunder and in such event, after written notice from the non-breaching party, the Party receiving the notice shall have 14 days to cure the breach. If the breach is not cured in that period, thereafter the non-breaching Party(ies) may terminate the Terminal Agreement upon 30 days’ written notice of intent to terminate to the other Party, and in such event, each of the Parties shall thereafter be released from any further obligations to the other Party under the Terminal Agreement except that each Party shall continue to provide customary services or payments during the notice period for so long as the other Party provides its customary services or payments, as the case may be, and except that nothing herein shall release any Party from its obligations to provide any services or make any payments referenced in this paragraph if such services or payments were due prior to the end of the notice period or as a result of services rendered or payments received prior to the end of the notice period.

          (b) Notwithstanding anything to the contrary in this Agreement, if XRG does not fund ComData or its successor (i.e. fuel bills) or driver payments immediately when due and fails to cure such default within a twenty-four (24) hour period after receiving written notice sent by electronic mail or facsimile, the same shall constitute a major funding default hereunder (“Major Funding Default”). Additionally, if during any rolling 30 day period XRG should suffer or permit to occur two (2) events of default which are cured under Section 3(a) of this Agreement, the same shall constitute a Major Funding Default for purposes of this Section 3(b). If a Major Funding Default occurs twice at any time during the term of the Terminal Agreement, then ELS and the former EF shareholders and other Holders shall have the absolute and unrestricted right to terminate the Terminal Agreement and in such event they shall thereafter have no further liability or obligations to XRG whatsoever, including but not limited to the damages provisions of Section II E of the Terminal Agreement. As noted above, other than a Major Funding Default, XRG shall have 14 days to cure all other defaults of its obligations under the Terminal Agreement or this after receiving written notice sent by electronic mail or facsimile and if it does not cure such other default within such 14-day period, ELS and the other EF shareholders shall have the absolute and unrestricted right to terminate the Terminal Agreement and shall have no further liability or obligations to XRG whatsoever, including but not limited to the damages provisions of Section II E of the Terminal Agreement. It is understood that COMDATA or its successor will be used to advance fuel for loads only, and that the system will not be used for any other funding purpose.

     4. RESERVED

     5. Covenants and Understandings of Parties. The following actions have been or will be taken regarding the consideration each Party received or was scheduled to receive pursuant to the Merger Agreement:

          a. Merger Stock. In accordance with their respective percentages of ownership, the Holders agree to endorse, assign and transfer to XRG and cause their assignees to endorse, assign and transfer to XRG all of their right, title and interest in and to 3,750,000 of the original XRG shares (187,500 shares post split) of common stock that the Holders received (the “Returned Shares”). The Holders shall deliver the certificate(s) representing the Returned Shares, duly endorsed to XRG or accompanied by stock powers duly endorsed to XRG, with each Holder’s signature medallion guaranteed by a national bank. The Holders shall retain the remaining 3,750,000 shares (187,500 post split shares) of XRG common stock originally received by them (the “Retained Shares”), and if at any time hereafter there is not an effective registration statement and prospectus covering all of the registrable securities of XRG and XRG shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of 1933 (as amended) (the “Act”) of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then XRG shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, XRG shall include in such registration statement all or any part of such registrable securities such Holder requests to be registered subject to customary underwriter cutbacks applicable to all holders of registration rights.

          b. Cash Consideration. The Holders shall retain the $2,000,000 they received as purchase consideration under the Merger Agreement. XRG shall not pay, and the Holders agree to release XRG from the obligation to pay, the additional $1,000,000 deferred payment the Holders were to receive pursuant to the Merger Agreement.

     6. Termination of Certain Agreements. As of the Effective Date the following agreements executed in connection with the Merger are considered terminated and void ab initio except that each Party may retain any services or money received to date by such Party pursuant to such agreements:

          a. the Employment Agreement, by and between EFS and JOHN LIMERICK, SR., dated April 16, 2004;

          b. the Employment Agreement, by and between EFS and MATTHEW LIMERICK, dated April 16, 2004;

          c. the Employment Agreement, by and between EFS and GREGORY L. POE, dated April 16, 2004;

          d. the Employment Agreement, by and between EFS and JOHN A. LIMERICK, III, dated April 16, 2004;

          e. the Employment Agreement, by and between EFS and DOUGLAS F. VARNELL, dated April 16, 2004;

          f. the Employment Agreement, by and between EFS and MARK LIMERICK, dated April 16, 2004;

          g. the Master Equipment Lease Agreement, by and between EXPRESS LEASING SYSTEMS, INC. and EFS, dated April 21, 2004, provided, however, all trailers covered thereby shall be made available in the normal course of business for the movement of EFS freight as may be consistent with the present volume of business required by such freight traffic;

          h. the facility lease agreement, by and between EFS and SHARON H. LIMERICK, dated May 16, 1995, as amended on May 18, 1995;

          i. any obligations of XRG to issue stock options to the Holders is canceled; and

          j. the XRG Corporate Guaranty is terminated and of no force or effect except only that XRG hereby agrees to guarantee EFS’ performance under this Agreement and the Terminal Agreement on the same terms and conditions contained in the XRG Corporate Guaranty which is incorporated herein by reference for such purposes.

     7. Other Matters. The Parties agree to and hereby do further amend and modify the Terminal Agreement to delete ADDENDUM A thereto in its entirety, and adopt the following provisions in replacement and clarification thereof:

          a. Any director or officer of EFS that became a director or officer of EFS as a result of the Merger Agreement, resigns from that position or shall be replaced by the Board of Directors of EFS.

          b. The Holders assume personal liability for all bank loans and overdraft bank liabilities in existence as of the Merger date for the accounts EFS maintains at Gateway Bank and at AmSouth Bank in existence as of the Merger date. As between the Holder, their personal liability shall be in that percentage which corresponds to the percentage that they received of the $2,000,000 referenced above in the recitals section of this Agreement.

          c. The Holders shall assume personal liability for all trade payables and accruals of EFS which have an invoice or accrual date which pre-dates March 1, 2004, and all trade payables and accruals of EFS which have an accrual date from and after March 1, 2004 shall continue to be the responsibility of EFS and/or XRG. As between the Holder, their personal liability shall be in that percentage which corresponds to the percentage that they received of the $2,000,000 referenced above in the recitals section of this Agreement. Notwithstanding anything to the contrary contained herein, EFS and XRG shall continue to retain all of the rights and responsibilities (including without limitation the prosecution and/or defense) relating to all litigation matters which were assumed by EFS and/or XRG in connection with the Merger, and shall indemnify and hold the Holders harmless from any loss, cost, expense or damage (including reasonable attorneys’ fees) resulting from the same.

          d. The Holders shall assume personal liability for all bad debts and charge-backs of EFS attributable to outstanding accounts receivable as of April 21, 2004. As between the Holders, their personal liability shall be in that percentage which corresponds to the percentage that they received of the $2,000,000 referenced above in the recitals section of this Agreement.

          e. In the event of litigation with a third party relating to any of the matters referenced in paragraphs 7b, 7c or 7d, the Holders shall have the right to control the defense or prosecution of such litigation and to act in the name of EFS in connection with the same. However, EFS shall have the right to intervene if its interests could be adversely affected.

          f. The Parties agree that the dismissal of the lawsuit described in the recitals hereto shall be treated as a dismissal with prejudice, and that the plaintiffs in such lawsuit shall have no right to refile such lawsuit or any of the claims in such lawsuit.

          g. XRG shall, within 10 business days from the date hereof, provide the Holders with two (2) fully executed bound copies of the complete set Transaction Documents (as that term is defined in the Merger Agreement) together with all schedules and exhibits referenced therein, the foregoing constituting all of the closing documents, agreements, instruments, certificates, schedules and exhibits executed or delivered by the Parties in connection with the Merger.

          h. EF shall receive and retain all ComData user “net” fees (or ComData’s successor) which are returned by ComData each month during the term of the Terminal Agreement.

          i. EF shall receive and retain all ancillary insurance benefits relating to physical damage insurance coverage (e.g. owner operator reimbursements to EF for insurance deductible, etc.), and 100% of all owner operator fuel surcharges not due or owing to the owner operator.

          j. All funds remaining in the escrow account established in connection with the Merger Agreement shall be released unless setoff or reduced in accordance with the purpose for which it was established to EF and/or the designated Holders within two (2) business days of the execution of this Agreement. In addition, XRG shall pay John A. Limerick, Sr. $13,000 as part of its contribution to settle a lawsuit in Texas within two (2) business days of the execution of this Agreement.

          k. Notwithstanding EF’s exclusivity provision in the Terminal Agreement, EF may engage in the business of transporting boats or other water craft during the term of the Terminal Agreement.

          l. With the exception of duplicates and/or invoices without Original Bills of Lading and P.O.D., EF agrees to use its commercially reasonable best efforts to assist EFS (at its cost and expense) to collect any bad debt and/or recover other adjustments by Corporate Billing to the reserve attributable to accounts receivable outstanding as of April 21, 2004.

          m. All personal property of any nature whatsoever owned by EFS immediately prior to the Merger and retained by EFS after the Merger shall be and hereby is conveyed to EF as partial consideration for this Agreement and the releases contained herein.

          n. XRG agrees EF and the Holders will participate in a Management Equity Incentive Plan (the “Plan”) to provide an incentive for individuals to achieve long-term performance goals and to enable them to participate in the long-term growth of XRG by granting EF and/or the Holders awards with respect to XRG shares. XRG covenants that EF and the Holders will participate in the Plan and that the Holders will be covered individuals under the Plan when adopted by XRG.

     8. Warranties. Each Party represents and warrants that it, he or she has full power and authority to enter into this Agreement and perform in accordance with the provisions hereof and that the execution, delivery and performance of this Agreement has been duly and validly authorized in accordance with all applicable laws and governing instruments.

     9. Releases. The Parties hereby unequivocally release and discharge each other Party and any of its directors, agents, attorneys, representatives, stockholders, managers, members, financial advisors, affiliates, principals, or parents, and any administrators, successors and assigns (“Related Parties”) of any action, chooses in action, cases, claims, suits, injuries, damages, judgments, obligations, debts, and liabilities whatsoever, in law, equity or otherwise arising under, in connection with or relating to the Merger Agreement, Employment Agreements, MELA, XRG Corporate Guaranty, EFS Lease Assumption, Reserved Options, the Merger, any documents and agreements delivered pursuant to the Merger Agreement, any transactions contemplated thereby, or in connection with the events leading to the amendment of the Merger and the Merger Agreement hereunder, but not including the Terminal Agreement. Notwithstanding the foregoing, the obligations of the parties specifically set forth in this Agreement are not hereby released, discharged, or compromised. Each Party hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind, in any court or before any tribunal, against any other Party or their Related Party based upon any claim or action released hereunder. Notwithstanding the foregoing, the release and agreements within this paragraph do not apply to internal relationships between a group of parties with a common interest. For purposes of this Agreement, the Holders, ELS and EF are members of a group of parties with a common interest and XRG and EFS are members of a group of parties with a common interest. Thus, for example, the releases provided for herein do not include a release of any obligation that one Holder may have to another Holder or that EF may have to a Holder or vice versa.

     10. Modifications; Entire Agreement. Except for the Terminal Agreement (as modified hereby), this Agreement sets forth the entire agreement of Parties with respect to the subject matter contained herein, and may not be modified except by agreement in writing signed by the Parties hereto.

     11. Attorneys’ Fees; Costs. If any Party hereto shall breach the terms of this Agreement, the prevailing Party or Parties shall be entitled to recover from the non-prevailing Party all reasonable costs and expenses, including attorneys’ fees, whether a suit shall be brought or not.

     12. Severability. If any provision of this Agreement is held to be or become invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     13. Headings. The headings of the various sections of this Agreement are used solely for the convenience of the parties, do not form a part of this Agreement and are not intended to affect the interpretations or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

     14. Waiver. No consent to or waiver, express or implied, by a Party of any breach or default hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of the same or any other obligations hereunder. Failure on the part of a Party to complain of any act or failure to act by any other Party, to declare the other Party in default, regardless of how long such failure continues, to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy upon a breach thereof shall not constitute a waiver by such Party of its rights hereunder. The giving of consent by a Party in any one instance shall not limit or waive the necessity to obtain such Party’s consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the Party sought to be charged.

     15. Construction. The Parties agree that each Party has reviewed this Agreement and that any rule or construction to the effect that ambiguities are to resolve against the drafting party shall not apply to the interpretation of this Agreement.

     16. Survival. The representations, warranties, covenants and agreements set forth herein and the exhibits hereto shall be continuous and shall survive the execution of this Agreement.

     17. Cooperation. The parties agree to cooperate with one another on and after the date hereof by furnishing any additional information and by executing and delivering any additional documents, as may be reasonably required by their respective counsel, in order to transfer effect and complete all transactions contemplated by this Agreement.

     18. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, letters of intent, or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     19. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party or Parties.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     21. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon actual receipt thereof, or (ii) if (and then five business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to EFS, EFL or the Holders:
329 Wauhatchie Pike
Chattanooga, TN 37401
ATTN: Mr. John Limerick Sr.

If to Mr. Limerick:
Mr. John Limerick Sr.
329 Wauhatchie Pike
Chattanooga, TN 37401

If to XRG:
XRG, Inc.
601 Cleveland Street
Suite 820
Clearwater, FL 33755-4169
ATTN: Kevin P. Brennan

with copy to:
Donald Huggins
648 Snug Island
Clearwater, FL 33767

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, or ordinary mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     22. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of either the State of Florida or Tennessee without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the States of Florida or Tennessee.

     23. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     24. Expenses. Each of XRG, EFS and the Sellers will bear its or his own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     25. Specific Performance. Each of the parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other Party shall be entitled to an injunction to prevent any breach of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the State of Florida or the State of Tennessee, in addition to any other remedy to which it may be entitled, at law or in equity.

     26. Submission to Jurisdiction. Each of the parties submits to the jurisdiction of the courts of both the State of Florida and/or the State of Tennessee in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 21 above. Nothing in this Section 26, however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

     27. Force Majeure. No party shall be in default if failure to perform any obligation hereunder is caused by supervising conditions beyond that party’s control, including acts of God, weather conditions, i.e. hurricanes, floods, tornadoes, civil commotion, suspension or delays in electronic funds transfers due to acts beyond the control of either party, fuel shortages or rationing, strikes, labor disputes and governmental demands or requirements.

* * * *

     IN WITNESS WHEREOF, the Parties have made and executed this Agreement as of April 26, 2005.

XRG, INC., a Delaware corporation

By:	/s/ RICHARD FRANCIS

Its:	Chief Executive Officer

EXPRESS FREIGHT SYSTEMS, INC., A Tennessee corporation

By:	/s/ JOHN A. LIMERICK

Its:	President

HOLDERS:

/s/ JOHN A. LIMERICK, SR.

JOHN A. LIMERICK, SR.

/s/ SHARON H. LIMERICK

SHARON H. LIMERICK

/s/ JOHN A. LIMERICK, III

JOHN A. LIMERICK, III

/s/ MARK J. LIMERICK

MARK J. LIMERICK

/s/ MATTHEW R. LIMERICK

MATTHEW R. LIMERICK

/s/ DEBORAH S. POE

DEBORAH S. POE

/s/ CHARISSE L. VARNELL

CHARISSE L. VARNELL

/s/ GREGORY L. POE

GREGORY L. POE

/s/ DOUGLAS F. VARNELL

DOUGLAS F. VARNELL

EXPRESS LEASING SYSTEMS, INC., A Tennessee corporation

By:	/s/ JOHN A. LIMERICK

Its:	President

EXPRESS FREIGHT, INC., A Tennessee corporation

By:	/s/ JOHN A. LIMERICK

Its:	President